UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2009

Bio-Matrix Scientific Group, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	0-32201	33-0824714

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8885 Rehco Road, San Diego, California 92121
(Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 398-3517 ext. 308

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On June 16, 2009, Bio-Matrix Scientific Group, Inc. (“Issuer”) entered into a Stock Purchase Agreement (“Agreement”) with JB Clothing Corporation, a publicly traded Nevada corporation (“JBCC”).

Under the terms of the Stock Purchase Agreement, JBCC is to acquire all of the outstanding common stock of Entest Biomedical, Inc., a California corporation (the “Subsidiary”) (a wholly-owned subsidiary of the Issuer) at the closing (“Closing”) which is scheduled to occur three business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate this transaction pursuant to the Agreement.

The scheduled purchase of the Subsidiary from the Issuer  is to be effected by JBCC’s issuance of ten million (10,000,000) shares of its common stock to an escrow agent for delivery, at closing, to the Issuer  in full payment of the purchase price to purchase all of the outstanding common stock of the Subsidiary from the Issuer. At the Closing, the Issuer shall own 71% of the share capital of JBCC and JBCC shall own 100% of the share capital of the Subsidiary. This Agreement may be terminated upon the written consent of all parties and shall automatically terminate in the event a Closing shall not have occurred by August 20, 2009.

Item 1.02     Termination of a Material Definitive Agreement.

On June 16, 2009 Bio-Matrix Scientific Group, Inc. (“Company”)  terminated a  Separation and Distribution Agreement  (“Agreement”)with the Company's wholly-owned subsidiary, Entest Biomedical, Inc. ("Entest") whereby the Company has agreed to spinoff the pro rata to the holders of its common and   preferred stock 100% of the share capital of Entest subject to certain terms and conditions (“Distribution”).

The Company determined that Entest could benefit from a sale of Entest to a publicly traded corporation (‘PubCo”) for consideration consisting of controlling interest in the Pubco. (“Reverse Merger”) as the business of Entest is, in the opinion of the Company, distinct and different from the business of the Company. The Company is currently primarily focused on providing  services related to the cryogenic storage of stem cells while Entest is primarily focused on activities relating to stem cell therapies, diabetes testing and medical device development.

The Company believes that the Reverse Merger with a PubCo other than the Company shall allow Entest to :

(a) provide its employees and contractors with stock-based incentives with a more readily ascertainable market value linked directly to Entest

(b)  allow Entest the opportunity to utilize securities with  a more readily ascertainable market value linked directly to Entest as consideration for any strategic  acquisitions which Entest may deem advantageous to pursue.

(c) provide Entest with greater access to capital

Item 9.01     Financial Statements and Exhibits.

EXHIBIT INDEX
Exhibit Number	Description

Ex.10.1	Agreement by and between Bio-Matrix Scientific Group, Inc. and JB Clothing Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By: /s/ David Koos
David Koos
Chief Executive Officer
Dated: June 22, 2009